Exhibit 10.26

*************************************************
MATERIAL BELOW MARKED BY AN “***” HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THIS ENTIRE EXHIBIT INCLUDING THE OMITTED CONFIDENTIAL INFORMATION HAS BEEN FILED SEPARATELY WITH THE COMMISSION.
**************************************************
SECOND USED MOTOR OIL BUY/SELL CONTRACT
THIS SECOND USED MOTOR OIL BUY/SELL CONTRACT (“Agreement”) is entered into and made effective as of the 1st day of August, 2012, (the “Effective Date”) by and between Thermo Fluids Inc., a Delaware corporation with its principal place of business located at 8925 E. Pima Center Parkway, Ste. 105, Scottsdale AZ 85258 (the “Seller”) and Omega Refining, LLC, a Delaware limited liability corporation and Bango Refining NV, LLC, a Delaware limited liability corporation, both having principal offices located at 211 Violet Street, units 100 and 110 respectively, Golden, Colorado 80409 (collectively the “Buyer”). Seller and Buyer, each of which, is sometimes referred to herein individually as “Party” and collectively as the “Parties”.
WHEREAS, Seller is in the business of recycling and selling used motor oil (as defined below);
WHEREAS, Buyer is in the business of operating facilities that re-refine used motor oil;
WHEREAS, This Agreement provides for the sale and purchase of used motor oil meeting the specifications and per the minimum volume requirements set forth herein.
NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is mutually acknowledged, both Parties agree as follows:

1.
TERM.     This Agreement shall commence effective August 1, 2012, and shall terminate December 31, 2014 (the “Term”). This Agreement will automatically renew at the end of the initial Term for one year periods unless either Party provides notice to the other at least 120 days prior to the expiration date declaring its intent to terminate the Agreement at the end of the initial or renewal term.

2.	SCOPE OF SERVICES (the “Services”).

(a)
Product and Quality. Seller intends to sell and Buyer intends to buy used motor oil in accordance with the quality specifications referenced in Exhibit A (the “Specifications”) attached and incorporated by reference (“UMO”). UMO that meets or exceeds the Specifications shall be referred to herein as the “Product”. If the UMO does not meet Specifications, Purchaser shall have the right to reject or revoke its acceptance of the UMO, in accordance with Section 6 herein.

10.26

(b)
Quantity. Seller shall sell supply and deliver, and Buyer shall purchase and accept no less than the minimum of 26,000,000 gallons of Product per year at the Points of Delivery specified below (the Minimum Volume”) during the Term. For the avoidance of doubt, by mutual agreement between the Parties, Buyer may adjust the Minimum Monthly Volumes delivered, but in no event, except for the prorated term as defined in 3(b), shall that the total number of gallons delivered by Seller and accepted by Buyer be less than 26,000,000 at the end of each year. For the initial term of August 1, 2012 through December 31, 2012, the measurement period for the annual minimum volume will begin with Product supplied to Buyer on October 1, 2012. Notwithstanding the terms of default in Section 7, if Buyer defaults in its obligation to purchase the Minimum Monthly or Annual Volumes as set forth herein, Buyer’s cure period for such deficiency is 30 days from Seller’s notice of default. The Product shall be allocated between the following Points of Delivery and Seller shall supply and Buyer will be obligated to purchase no less than the minimum monthly and annual volume amounts as specified below:

Point of Delivery	Min. Monthly Volume (measured in gallons)	Min. Annual Volume (measured in gallons)
Bango Refining, Fallon NV Year 2012	See Delivery and Pricing Schedule in Section 3	3,800,000 (annualized calendar year proration as defined in section 3(a))
Bango Refining, Fallon NV Year 2013	900,000	10,800,000
Bango Refining, Fallon NV Year 2014	900,000	10,800,000
Omega Refining, LA Year 2012	1,266,666	15,200,000
Omega Refining, LA Year 2013	1,266,666	15,200,000
Omega Refining, LA Year 2014	1,266,666	15,200,000

Upon 90 days prior written notice to Seller, Buyer may reallocate up to a maximum of 500,000 gallons per month of the required monthly Minimum Volume. If Buyer elects to reallocate gallons, Product pricing shall be determined as though delivery was made to the original destination, but Buyer shall pay all additional transportation and transportation related costs resulting from such reallocation, including but not limited to, railcar rental, wash-out fees, and any applicable fuel charges. In the event Buyer elects to reallocate more than 300,000 gallons in any

10.26

calendar month, the excess above 300,000 gallons shall be subject to Seller’s access to railcars including any railcars that Buyer provides to Seller for such purpose.

(c)
Points of Delivery. Seller shall deliver the Product in accordance with the limitations set forth in Exhibit C (“Mode of Receipt and Delivery), to the receiving flange at: (i) Bango’s facility located at 22211 Bango Road, Fallon NV 89511, or (ii) Omega’s facility located at 5000 River Road, Marrero, Louisiana 70072 (“Marrero LA”) as directed by Buyer in accordance with this Section 2, or (iii) Kinder Morgan rail spur zone 7, track 756, 7 Oaks Kinder Morgan, 106 Bridge City Avenue, Westwego LA 70094 (each considered a “Point of Delivery”). Except for the fuel charge and as otherwise provided herein, Seller shall be responsible for all transportation and transportation related costs to the Point of Delivery. Seller shall invoice Buyer when Product passes the flange at the Point of Delivery (“Seller Invoicing”).

(i) Deliveries to Fallon NV will be limited to transportation via railcar and truck only;
(ii) Deliveries to Marrero LA will be transported by barge, railcar and or truck.
(iii) Deliveries to Kinder Morgan will be via railcar.

10.26

**************************************************
MATERIAL BELOW MARKED BY AN “***” HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THIS ENTIRE EXHIBIT INCLUDING THE OMITTED CONFIDENTIAL INFORMATION HAS BEEN FILED SEPARATELY WITH THE COMMISSION.
**************************************************

3.	DELIVERY, PRICING SCHEDULES AND PAYMENT.

(a)
The purchase price for each gallon of the Minimum Volume of Product sold and delivered to the Point of Delivery will be determined by the percentage of the average low posting of Platts US Gulf Coast No. 6 Fuel Oil 3% sulphur for the month prior to the date the Product is released by Seller via railcar or truck and further adjusted in accordance with subsection (d) of this Section shall be as follows:

Point of Delivery: Bango Refining, Fallon Nevada

Term: August 1, 2012 through December 31, 2012	Shipment Date Tier	Minimum Monthly Volume of gallons delivered	% of Avg. low posting of Platts US Gulf Coast No. 6 Fuel Oil, 3% sulphur	Additional amount added to Platt’s %
	8/1/12 through 8/31/12	Total Minimum: 400,000	***	***

	9/1/12 through 9/30/12	1st 400,000	***	***
		Plus: 2nd 300,000	***	***
Total Minimum: 700,000

	10/1/12 through 12/31/12	1st 400,000	***	***
		Plus: 2nd 300,000	***	***
		Plus 3rd: 200,000	***	***
Total Minimum: 900,000

10.26

**************************************************
MATERIAL BELOW MARKED BY AN “***” HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THIS ENTIRE EXHIBIT INCLUDING THE OMITTED CONFIDENTIAL INFORMATION HAS BEEN FILED SEPARATELY WITH THE COMMISSION.
**************************************************

Term: January 1, 2013 through December 31, 2014	Shipment Tier	Minimum Monthly Volume of gallons delivered	% of Avg. low posting of Platts US Gulf Coast No. 6 Fuel Oil, 3% sulphur	Additional amount added to Platt’s %
	1/1/13 through 12/31/14	1st 400,000	***	***
		Plus: 2nd 300,000	***	***
		Plus 3rd: 200,000	***	***
Total Minimum: 900,000

Point of Delivery: Omega Refining, Louisiana

Term: August 1 , 2012 through December 31, 2014	Shipment Date Tier	Minimum Monthly Volume of gallons delivered	% of Avg. low posting of Platts US Gulf Coast No. 6 Fuel Oil, 3% sulphur	Additional amount added to Platt’s %
	8/1/12 through 12/31/12	1,266,666	***	***
	1/1/13 through 12/31/14	1,266,666	***	***

(b) The price paid shall apply to dry oil, net of water, glycol and sediment (the “Net Gallons”). The volume specified in this Section 3 will be prorated for any portion of the Term that does not constitute a full calendar year. Payments for the Product shall be made no later than five (5) days after Seller’s Invoicing and copy of terminal records indicating quantity and quality of Product. Payment shall be made in US dollars by telegraphic transfer of immediately available funds to Seller as indicated on Seller’s invoice or at such address or depository as Seller may indicate in writing.

10.26

If the payment due date falls on a Sunday, or on a Monday that is a bank holiday in the place where payment is to be made, payment shall be made in immediately available funds to Seller on the next banking day after such payment due date. If the payment due date falls on a Saturday, or on a bank holiday other than Monday in a place where payment is to be made, payment shall be made in immediately available funds to the Seller on the last banking day prior to such payment due date.
**************************************************
MATERIAL BELOW MARKED BY AN “***” HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THIS ENTIRE EXHIBIT INCLUDING THE OMITTED CONFIDENTIAL INFORMATION HAS BEEN FILED SEPARATELY WITH THE COMMISSION.
**************************************************
(c) The price for Product delivered to any Point of Delivery assumes an ultra-low sulfur number 2 diesel fuel (“On-Road Fuel”) retail price of $3.705 per gallon (the “ORFP”). Commencing October 1, 2012, Buyer shall pay *** ("Fuel Charge") in addition to the pricing provisions set forth above. Should the ORFP as reported by the US Energy Information Administration (EIA) for Rocky Mountain No. 2 Diesel Ultra Low Sulfur (0-15 ppm) Retail Sales by all Sellers increase, commencing in October, 2012, and in each subsequent month, the Fuel Charge shall be increased by the same percentage as the change in the price of On-Road-Fuel as compared to the prior month. By way of example, if the price of On-Road Fuel for the preceding month is averaged $4.076 per gallon, and the month prior to that the price of On-Road Fuel was $3.705 per gallon, then the applicable Fuel Charge for the current month would be ($4.076 / $3.705 x ***). Should the price of On-Road Fuel decrease, then the price for the Product delivered would decrease in reverse of the given example.
(d) Notwithstanding the foregoing, Seller may reduce the Minimum Monthly Volume set forth above for Louisiana but not below 750,000 gallons, and in no event for more than two consecutive calendar months. In the event Seller elects to ship less than the the Minimum Monthly Volume for Louisiana, Seller shall make up such shortfall within the twelve (12) month period ending with the eleventh (11th) month following the month in which such shortfall occurs. Seller will make good faith efforts to communicate its estimated future deliveries reasonably in advance of any such reduction so that Buyer may adjust its production and purchasing activities in light of same.

4.
RIGHT OF FIRST REFUSAL (“ROFR”). If Buyer receives an offer to purchase used oil within the Territories as defined in the Non-compete Non-Solicitation Agreement dated November 1, 2010 (attached herein as Exhibit B-1) where: (a) the offeror’s purchase price is more than Seller’s Third Tier purchase price, and (b) the number of gallons to be purchased subject to said offer is greater than one hundred thousand gallons in any given month, Buyer shall provide notice to Seller which will include redacted documentation evidencing the purchase offer, setting forth the following: (i) price, (ii) quantity, (iii) quality, and (iv) other terms and conditions

10.26

(the “Buyer’s ROFR Notice”). Within two (2) business days of Seller’s receipt of Buyer’s ROFR Notice , Seller shall agree in writing (“Seller’s Notice”), to provide the same quantity and quality of used oil reasonably consistent with the acceptance criteria of the receiving facility at the price and on the other terms and conditions specified in Buyer’s ROFR Notice, or decline the opportunity. Unless otherwise mutually agreed to by the parties, Seller’s failure to respond within the stated period shall be construed as a declination of Seller’s right of first refusal under this provision. Notwithstanding the foregoing, the ROFR granted Seller hereby shall not apply to purchases by Buyer of used oil: (i) from its Existing Suppliers, or (ii) Spot Market Purchases. For the purposes of clarity, Existing Suppliers shall be construed to include Suppliers contracted to provide used oil to Buyer prior to the effective date of this Agreement. Buyer will provide a list of its Existing Suppliers who would be subject to the Seller’s ROFR under this provision but who are exempt. “Spot Market Purchases” shall mean purchases of used oil in the open market where Buyer must act promptly to accept an offer and the seller, price and volume are unique (i.e. the transaction is non-recurring in nature). For purposes of this Section 4 only, Territories, as defined in Exhibit B-1 shall be deemed to include California.

5.	OPERATIONS RECEIPTS AND DELIVERIES.

(a)
Product will be delivered to the Point of Delivery in accordance with the Section 2(c) and the limitations set forth in Exhibit C. Seller must provide to Buyer and maintain reasonably timely forecasts of scheduled Product shipments. The quantity for all Product volumes provided by Seller shall be determined by strapping charts for railcars , Buyer’s truck scales for trucks, or the down gauge at Buyer’s tanks in the event of delivery by barge. In the event of a dispute, quantity shall be determined by a mutually agreed upon person or entity using the down gauge of Buyer’s tanks (subject to manifest error in the accuracy of such gauge). Free water shall be subtracted and adjustments for gravity and temperature shall be made to sixty (60) degrees Fahrenheit in accordance with the latest ASTM table applicable to such Product to determine Net Gallons received. Seller may elect to appoint an independent inspector acceptable to Buyer, at Seller’s sole expense (or at Buyer’s expense in the event Buyer’s gauges or meters are discovered to be inaccurate), to perform gauging and related sampling. The inspector’s findings shall be binding on Seller and Buyer. Buyer will be provided a copy of all independent written reports prepared by the inspector on a timely basis. Buyer shall have the right to witness all gauging procedures.

(b)
Receipts of Product will be handled within the operating hours of the Point of Delivery as specified in Exhibit C. Barges, railcars and trucks will be unloaded and loaded on a first come first serve basis and Buyer will not be responsible for the payment of any demurrage or costs incurred by Seller or its transportation carrier for any delay in receiving the Product; provided, however, Buyer will be responsible for demurrage incurred by Seller as a result and to the extent of any of the following (except in the instance of a Force Majeure event as described herein): (i) once offloading of the Product is completed, to the extent Buyer’s negligence or willful

10.26

misconduct causes a delay in the carrier’s ability to leave the facility in a timely manner, or (ii) upon carrier’s arrival at the facility to the extent the Product cannot be offloaded timely because of a failure of the equipment at the facility or Buyer’s negligence or willful misconduct (but in no event will Buyer be responsible or liable for demurrage if the carrier is unable to offload Product at a pumping rate commensurate with that of the equipment at the facility). Seller will only charge a truck demurrage if Seller’s truck is on Buyer’s property in excess of two (2) hours from the time of the truck’s arrival to the time of the truck’s departure. Such demurrage charge will not exceed $105.00 per hour for each hour from the time Seller’s truck first arrives at Buyer’s facility. Seller will only charge railcar demurrage if Seller’s railcar is not released to the appropriate rail transportation company for return shipment to Seller within five (5) calendar days of receipt of such railcar by Buyer. The demurrage charge will not exceed $30.00 per day for each day in excess of five (5) calendar days.

(c)
Except as otherwise provided in Section 2(c), Seller must arrange for and pay the cost of the transportation of Product and Buyer is responsible only to receive the Product at the terminal located at the Point of Delivery. For truck delivered Product, upon receipt of Seller’s delivery schedule, Buyer will promptly advise Seller of the facility’s availability, and a loading/discharge window shall be mutually agreed upon by both Parties. If Buyer reasonably determines that a barge, railcar or truck is unsuitable for receipt of Product, Buyer may refuse to unload the Product and will promptly advise the carrier and Seller of the condition, and request further instructions from the Seller.

6.	PRODUCT QUALITY STANDARDS AND REQUIREMENTS.
(a) Seller warrants to Buyer that all Product tendered by or for the account of Seller will conform to the Specifications, and will comply with industry standards (including but not limited to; Pour Point, Viscosity, Flash and Temperature) adequate to permit Product to be moved through Buyer’s facility without special handling and consistent with past practices, and all Laws (as defined below), including all state and federal hazardous or dangerous waste laws and regulations. Buyer will not be obligated to accept Product that is contaminated or otherwise fails to meet the Specifications, nor will Buyer be obligated to accept Product that fails to meet quality specifications set forth in the arrival notice, but in no event will Buyer have any liability whatsoever for accepting Product which Product is either contaminated or does not meet such Specifications.
(b) The quality of Product must be verified either by Buyer’s laboratory analysis, or by an independent inspector’s analysis, at Seller’s discretion indicating that the Product so tendered meets the Specifications before the Product is unloaded at the Point of Delivery. Such Specifications may be modified from time to time by mutual agreement between the Buyer and Seller, so long as the Specifications, as modified, do not alter the basic Product. All costs for Buyer’s laboratory analysis will be borne by Buyer and the cost for independent inspector’s

10.26

analysis will be borne by Seller subject to Section 6(a) herein. Buyer may sample any Product tendered to Buyer for Seller’s account for the purpose of confirming the accuracy of the analysis. The cost of such confirmation will be borne by the Buyer.

7.	DEFAULT, WAIVER AND REMEDIES.
(a) Buyer Default. A material breach of any of the terms and conditions of this Agreement by Buyer, or the bankruptcy or insolvency of Buyer, will constitute a default under this Section, in the event Buyer fails to remedy said breach, Seller, at its reasonable discretion may elect terminate this Agreement without penalty. Except for Buyer’s default for failure to purchase the volume requirements pursuant to Section 2 (b) of this Agreement, in the case of a non-monetary default by Buyer, Seller may notify Buyer of the particulars of such default and Buyer will have thirty (30) days thereafter to cure such default; provided, however, if such default cannot be cured within such thirty (30) day period, by no fault of Buyer, then Buyer may have such additional time as reasonably necessary to cure such default so long as Buyer takes steps necessary to begin curing such default within the thirty (30) day period and proceeds with reasonable diligence to cure such default. In the case of a monetary default by Buyer, Seller will notify Buyer of such monetary default and Buyer will have ten (10) days after receipt of such notification to cure such default; provided, however, that Seller will not be required to give Buyer notice of any monetary default more than two (2) times in any twelve (12) month period. Buyer shall pay Seller interest thereon at a rate of one and one-half percent (1.5%) per month (or the maximum allowed by law, whichever is less) together with all costs and expenses incurred by Seller in collecting such overdue amounts or otherwise enforcing Seller’s rights hereunder starting from the date of the monetary default. In addition to and not in limitation of the foregoing, if Buyer fails to accept and purchase Product in connection with any regular delivery of Product, Seller will have all rights and remedies available under this Agreement and applicable law on account of such breach. Upon any such breach (which is immediate and not subject to cure as provided above), Seller will be entitled to recover as incidental damages (in addition to all other damages provided under law) a Product restocking and storage fee in the amount of $0.005 per gallon, per day until such time as Seller is able to sell the Product to another buyer.
(b) Seller Default. A material breach of any of the terms and conditions of this Agreement by Seller, or the bankruptcy or insolvency of Seller, will constitute a default under this Section. Upon default, Buyer may notify Seller of the particulars of such default and Seller will have thirty (30) days thereafter to cure such default; provided, however, if such default cannot be cured within such thirty (30) day period, then Seller will have such additional time as reasonably necessary to cure such default so long as Seller takes steps necessary to begin curing such default within the thirty (30) day period and proceeds with reasonable diligence to cure such default, but provided further, if the default is such that the continuation of the default has or may result in material liability or damage to Buyer, and Buyer provides written notice to Seller of such damage, then in no event shall the cure period exceed the greater of (a) ninety (90) days after receipt of Buyer’s initial notice of default, or (b) thirty (30) days after receipt of Buyer’s written notice of damage, but in any event if Seller does not cure such default within the period specified in (a) or (b), then Buyer may terminate this Agreement and exercise any of its other rights and remedies.

10.26

(c) The waiver by a non-defaulting Party of any right under this Agreement will not operate to waive any other such right nor operate as waiver of that right at any future date upon another default by the defaulting Party under this Agreement, and a single or partial exercise of any right, power or privilege will not be presumed to preclude any subsequent or further exercise of that right, power, or privilege or the exercise of any other right, power, or privilege. Nothing in this Section is intended in any way to limit or prejudice any other rights or remedies the non-defaulting Party may have under this Agreement or by law. The remedies of the non-defaulting Party provided in this Agreement are not exclusive and, except as otherwise expressly limited by this Agreement, are in addition to all other remedies of the non-defaulting Party at law or in equity. Acceptance by Buyer of any payment from Seller for any charge or service after termination of this Agreement shall not be deemed a renewal of this Agreement under any circumstances, nor a waiver of any rights Buyer may have under this Agreement or otherwise.
(d) Each Party agrees that it has a duty to mitigate damages and to use commercially reasonable efforts to minimize any damages it may incur as a result of the other Party’s performance or non-performance of this Agreement.

8.
REQUEST FOR DOCUMENTATION. Subject to Section 9 herein, Seller shall have the right, in its reasonable discretion to request the following computations: (i) current ratio, (ii) quick ratio, or (iii) Altman Z score for the time periods specified by Seller.

9.
CONFIDENTIALITY. The parties agree that Confidential Information may include any confidential or proprietary information of the disclosing Party, existing currently or later developed, including without limitation, trade secrets, know how, techniques and specifications, manufacturing processes, data, materials, products, strategic business plans and objectives, product development plans, research, business activities, products, software, service, technical knowledge, designs, methodologies, markets, customers, marketing, vendors, suppliers, contractors, accounting, price structures, safety processes, finance or capitalization or other business information disclosed by disclosing party, directly or indirectly, in writing, orally, electronically or by drawings or observation.

Confidential Information shall not include any information that the recipient can demonstrate: (a) was in the public domain prior to disclosure to the recipient, or thereafter comes into the public domain without the fault or breach of any confidentiality obligation by the recipient or its Representatives; (b) was known by the recipient prior to disclosure, as shown by contemporaneous written records provided to disclosing party within thirty (30) days of receipt of such information by recipient; (c) was acquired in good faith from a third party who is not in breach of a confidential relationship with the disclosing party by its disclosure to recipient; or (d) was independently developed without the use of Confidential Information.
Recipient agrees that it and its Representatives (as defined below) shall hold all Confidential Information in strict confidence; shall use the Confidential Information only for the Purpose, and shall not disclose the same to any person or entity except: (a) with the prior written consent of the disclosing party, which consent may be withheld at the sole discretion

10.26

of the disclosing party, and only to the extent permitted in any such written consent; (b) to the directors, officers, employees, consultants of the recipient (collectively, the “Representatives”) who have a need to know the same for the Purpose, provided that each such Representative shall agree to be bound by this Agreement; and (c) pursuant to any court decree, subpoena or order compelling such disclosure, provided that the recipient shall give the disclosing party at least ten (10) days prior written notice of any proposed disclosure and shall cooperate, in all reasonable respects, in any efforts that the disclosing party may elect to oppose such compelled disclosure. Recipient shall be responsible for any unauthorized disclosure of Confidential Information by itself or any of its Representatives. Recipient and its Representatives shall not use the Confidential Information for their own benefits or otherwise, unless expressly authorized to do so in writing by the disclosing Party. This Agreement intends that the prohibition against “use” by recipient be construed as broadly as possible. Recipient agrees that it and its Representatives shall take such precautions as may be necessary or advisable to maintain the Confidential Information secret. The recipient admits that improper use or disclosure of Confidential Information may cause irreparable harm to the disclosing party, such that equitable or injunctive relief may be sought as necessary and allowed by law.

10.	COMPLIANCE WITH LAW AND SAFETY.
(a) Seller warrants that the Product tendered by it is and will be produced, transported, and handled under this Agreement in full compliance with all Laws. Each Party also warrants that it may lawfully receive and handle the Product, and it will furnish to the other Party any evidence required to provide compliance with all federal and state laws, rules and regulation and orders that may be applicable thereto (“Laws”), and will file with Governmental Authorities any required reports evidencing such compliance with those Laws.
(b) Seller certifies, on behalf of itself, its employees, agents, and contractors, that all barges, railcars and trucks owned or procured by Seller in connections with this Agreement will comply with all laws and any requirements imposed by Seller’s or, upon notice from Buyer, Buyer’s insurers. Seller will furnish Buyer with information (including Material Safety Data Sheets) concerning the safety and health aspects of Product delivered under this Agreement. Buyer will communicate such information to all persons who may be exposed to or may handle such Product, including Buyer’s employees, agents, and contractors.
(c) Seller hereby authorizes Buyer to take such measures reasonably necessary to protect the environment from damage arising from spillage or transport of Seller’s Product. Buyer is authorized to incur such expenses, by employing its own resources or by contracting with others as are reasonably necessary to remove the Product and mitigate the effects of any such spill. Seller shall fully reimburse Buyer for all expenses incurred for Product removal, mitigation and cleanup provided that the spill was caused by the negligence or willful misconduct of Seller, its employees or transportation agents. In such event, Buyer agrees to assign to Seller any rights Buyers may have against the party causing the spill for costs of Product removal, mitigation and cleanup, provided Seller has prior thereto fully reimbursed Buyer therefor.

10.26

i.
TITLE AND RISK OF LOSS. With the exception of fuel charges and Seller’s obligation to pay for all transportation and transportation related costs to the Point of Delivery, title and risk of loss shall pass to the Buyer at the time Product is loaded onto the mode of transportation (via barge, railcar or truck) and released from Seller’s facility.

11.	INSURANCE.
(a) Coverage. Buyer and Seller will procure and maintain in effect during the Term of this Agreement and as otherwise required herein insurance coverage as set forth on Exhibit “D” hereto.
(b) Failure to Secure. Failure to secure the insurance coverage, or failure to comply fully with any of the insurance provisions of this Agreement, or the failure to secure such endorsements on the policies as may be necessary to carry out the terms and conditions of this Agreement, will in no way relieve a Party from the obligations of this Agreement.
(c) Certificates of Insurance. Prior to Seller commencing any performance under this Agreement, each Party will furnish to the other Party certificates of insurance, in accordance with Item 1 of Exhibit D, evidencing that proper insurance has been secured in accordance with the specific terms of this Agreement. Failure of a Party to require such certificate or to object to any such certificate it receives or to commence performance without first providing a conforming certificate or request copies of any policy will not be a waiver of the other Party’s obligation to meet its insurance obligations under this Section, including its obligation to provide conforming certificates.
(d) Accident Reporting. Each Party will provide written notice to the other Party of all accidents or occurrences resulting in injuries to employees or third parties, or damage to property while at the Point of Delivery as soon as practical upon learning of the accident, occurrence or damage, and will furnish the other Party with a copy of all reports made by the Party or its underwriter or reports to others of such accidents or occurrences.
13. INDEMNITY.
(a) To the extent permitted by law and except as otherwise specifically provided in this Agreement, each Party will defend, indemnify and hold harmless the other Party and its directors, officers, agents and employees (“Indemnitees”) from and against any and all losses, liabilities, damages, claims, suits, expenses and costs, including attorneys’ fees, resulting from or arising out of (a) the indemnifying Party’s failure to comply with all applicable Laws, or (b) bodily injury or death of any person to the extent such injury or death is caused by the negligence or willful misconduct of the indemnifying Party. Where the injury or death in clause (b) is the result of the joint or concurrent negligence or willful misconduct of Buyer and Seller, each Party’s duty of indemnification will be in proportion to its share of such joint or concurrent negligence or willful misconduct.
(b) Each Party or its Indemnitees will (and each is deemed to be an “indemnified Party” pursuant to this Section). Promptly after the receipt of notice of any claim in respect of which indemnity may be sought from the other Party, notify such Party in writing of the receipt of such

10.26

claim. The failure of the indemnified Party so to notify the indemnifying Party of any such claim shall not relieve the indemnifying Party from any liability in respect of such claim which it may have to the indemnified Party on account of the indemnity obligation herein (except, however, that the indemnifying Party shall be relieved of liability to the extent that the failure so to notify shall have caused material prejudice to defense of such claim). Nor shall it relieve the indemnifying Party from any other liability which it may have to the indemnified Party. The indemnifying Party shall be entitled at its cost and expense to consent and defend by all appropriate legal proceedings any claim with respect to which it is called upon to indemnify the indemnified Party under the provisions of this Agreement; provided, however, that notice of the intention so to assume and contest shall be delivered by the indemnifying Party to the indemnified Party within thirty (30) days from the date of delivery to the indemnifying Party of notice by the indemnified Party of the assertion of the claim. Any such contest may be conducted in the name and on behalf of the indemnifying Party or the indemnified Party as may be appropriate. Such contest shall be conducted by attorneys employed or engage by the indemnifying Party, but the indemnified Party shall have the right to participate in such proceeding s and to be represented by attorneys of its own choosing at its cost and expense. If the indemnified Party joins in any such contest, the indemnifying Party shall coordinate all matters with the indemnified Party, but the indemnifying Party shall have full authority to determine all action to be taken with respect there. If after notice as provided for herein, the indemnifying Party does not elect to contest or defend any claim as provided in this Section, the indemnifying Party shall be bound by the result obtained with respect thereto by the indemnified Party. At any time after the commencement of defense of any claim, the indemnifying Party may request the indemnified Party to agree in writing to the abandonment of such contest or to the payment or compromise by the indemnifying Party of the asserted claim, whereupon such action shall be taken unless the indemnified Party determines that failure to continue the contest or taking of such action could adversely affect the business of the indemnified Party or any of its affiliates, and so notifies the indemnifying Party in writing within fifteen (15) days of such request from the indemnifying Party. If requested by the indemnifying Party, the indemnified Party agrees to cooperate with the indemnifying Party and its counsel in contesting any claim which the indemnifying Party elects to contest or, if appropriate, in making any counterclaim against the person asserting the claim or any cross-complaint against any person (other than any affiliates of the indemnified Party), but
The indemnifying Party will reimburse the indemnified Party for any expenses incurred by it in so cooperating. The indemnified Party agrees to afford the indemnifying Party and its counsel the opportunity to be present at, and to participate in, conferences with all persons, including Governmental Authorities, asserting any claim against the indemnified Party, or conferences with representatives of or counsel for such persons.
(c) In addition to and separate and apart from other insurance obligations that each Party may assume under the terms of this Agreement, insurance covering this indemnity agreement may be provided by each Party to the extent permitted by law.

10.26

(d) NOTWITHSTANDING ANY OTHER TERMS IN THIS AGREEMENT AND REGARDLESS OF FAULT, NEITHER PARTY SHALL HAVE ANY LIABILITY TO THE OTHER PARTY OR ITS INDEMNITEES UNDER OR ARISING OUT OF THIS AGREEMENT FOR LOST PROFITS OR INCOME OR CONSEQUENTIAL DAMAGES (INCLUDING RESULTING FROM BREACH OF CONTRACT IN FAVOR OF ANY PURCHASER OR SELLER) NOR BE LIABLE TO THE OTHER PARTY OR ITS INDEMNITIEES FOR THE OTHER PARTY’S OR ITS INDEMNITEES’ SPECIAL, INCIDENTAL, CONSEQUENTIAL, PUNITIVE OR EXEMPLARY DAMAGES WITH RESPECT TO THIS AGREEMENT OR ANY ACT IN CONNECTION HEREWITH, WHETHER IN CONTRACT, TORT OR OTHERWISE IRRESPECTIVE OF WHETHER SUCH DAMAGES WERE FORESEEABLE BY EITHER PARTY.

14.
OTHER REPRESENTATIONS, WARRANTIES AND COVENANTS. As a material inducement to entering into this Agreement, each Party, with respect to itself only, represents and warrants to the other Party as of the Effective Date of this Agreement as follows: (a) it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation and is qualified to conduct its business in those jurisdictions necessary to perform this Agreement; (b) it has all Governmental and other authorizations, permits and licenses necessary for it to legally perform its obligations under this Agreement: (c) the execution, delivery and performance of this Agreement are within its powers, have been duly authorized by all necessary action and do not violate any of the terms or conditions in its governing documents or any contract to which it is a party or any Law applicable to it; (d) this Agreement and each other document executed and delivered in accordance with this Agreement constitutes its legally valid and binding obligation enforceable against it in accordance with its terms, subject to any equitable defenses; (e) it is not bankrupt or insolvent and there are no reorganization, receivership or other arrangement proceedings pending or being contemplated by it, or to its knowledge threatened against it; and (f) it has read this Agreement and fully understands its rights and obligations under this Agreement, and has had an opportunity to consult with an attorney of its own choosing to explain the terms of this Agreement and the consequences of signing it.

15.	GOVERNING LAW. THIS AGREEMENT WILL BE GOVERNED BY, CONSTURED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ARIZONA, WITHOUT GIVING EFFECT TO PRINCIPLE OF CONFLICTS OF LAWS.

16.	ARBITRATION.
(a) THE PARTIES AGREE THAT ANY DISPUTE, CONTROVERSY OR CLAIM THAT MAY ARISE BETWEEN THEM IN CONNECTION WITH OR OTHERWISE RELATING TO THIS AGREEMENT OR THE APPLICATION, IMPLEMENTATION, VALIDITY OR BREACH OF THIS AGREEMENT OR ANY PROVISION OF THIS AGREEMENT (INCLUDING CLAIMS BASED ON CONTRACT, TORT OR STATUTE), SHALL BE FINALLY, CONCLUSIVELY AND EXCLUSIVELY SETTLED BY BINDING ARBITRATION IN PHOENIX, ARIZONA, IN ACCORDANCE WITH THE COMMERCIAL ARBITRATION RULES (THE “RULES”) OF THE AMERICAN ARBITRATION ASSOCIATION OR ANY SUCCESSOR THERETO (“AAA”) THEN IN EFFECT. THE PARTIES TO THIS AGREEEMENT HEREBY EXPRESSLY WAIVE THEIR RIGHT TO SEEK REMEDIES IN COURT, INCLUDING THE RIGHT TO TRIAL BY

10.26

JURY, WITH RESPECT TO ANY MATTER SUBJECT TO ARBITRATION PURSUANT TO THIS SECTION. ANY PARTY TO THIS AGREEMENT MAY BRING AN ACTION, INCLUDING A SUMMARY OR EXPEDITED PROCEEDING IN ANY COURT HAVING JURISDICTION, TO COMPEL ARBITRATION OF ANY DISPUTE, CONTROVERSY OR CLAIM TO WHICH THIS SECTION APPLIES. EXCEPT WITH RESPECT TO THE FOLLOWING PROVISIONS, (THE “SPECIAL PROVISIONS”) WHICH SHALL APPLY WITH RESPECT TO ANY ARBITRATION PURSUANT TO THIS SECTION, THE INITIATION AND CONDUCT OF ARBITRATION SHALL BE AS SET FORTH IN THE RULES, WHICH RULES ARE INCORPORATED IN THIS AGREEMENT BY REFERENCE WITH THE SAME EFFECT AS IF THEY WERE SET FORTH IN THIS AGREEMENT.
(b) In the event of any inconsistency between the Rules and the Special Provisions, the Special Provisions shall control. Any references in the Rules to a sole arbitrator shall also be deemed to refer to the tribunal of arbitrators provided for under sub-section (d) herein.
(c) The arbitration shall be administered by the AAA. If the AAA is unable or legally precluded from administering the arbitration, then the Parties shall agree upon an              alternative arbitration organization, provided that if the Parties cannot agree, such              organization shall be selected by the Chief Judge of the United States District Court for          the District of Arizona in Phoenix, Arizona.
(d) Unless otherwise agreed in writing by the Parties for the selection of a single neutral arbitrator, the arbitration shall be conducted by a tribunal of three (3) arbitrators. Within ten (10) days after arbitration is initiated pursuant to the Rules, the initiating Party (the “Claimant”) shall send written notice to the other Party (the “Respondent”), with a copy to the Phoenix, Arizona office of the AAA, designating the first arbitrator (who shall not be a representative or agent of any Party but may or may not be an AAA panel member and, in any case, shall be reasonably believed by the Claimant to possess the requisite experience, education and expertise in respect of the matters to which the Claim relates to enable such person to competently perform arbitral duties). Within ten (10) days after receipt of such notice, the Respondent shall send written notice to the Claimant, with a copy to the Phoenix, Arizona office of the AAA and to the first arbitrator, designating the second arbitrator (who shall not be a representative or agent of any Party but may or may not be an AAA panel member and, in any case, shall be reasonably believed by the Respondent to possess the requisite experience, education and expertise in respect of the matters to which the Claim relates to enable such person to competently perform arbitral duties). Within ten (10) days after such notice from the Respondent is received by the Claimant, the Respondent and the Claimant shall cause their respective designated arbitrators to select any mutually agreeable AAA panel member as the third arbitrator. If the respective designated arbitrators of the Respondent and the Claimant cannot so agree within said ten (10) day period, then the third arbitrator will be determined pursuant to the Rules. Prior to commencement of the arbitration proceeding, each arbitrator shall

10.26

have provided the Parties with a resume outlining such arbitrator’s background and qualifications and shall certify that such arbitrator is not a representative or agent of any of the Parties. If any arbitrator shall die, fail to act, resign, become disqualified or otherwise cease to act, then the arbitration proceeding shall be delayed for fifteen (15) days and the Party by or on behalf of whom such arbitrator was appointed shall be entitled to appoint a substitute arbitrator (meeting the qualifications set forth in this Section) within such fifteen (15) day period: provided, however, that if the Party by or on behalf of who such arbitrator was appointed shall fail to appoint a substitute arbitrator within such fifteen (15) day period, the substitute arbitrator shall be a neutral arbitrator appointed by the AAA arbitrator within fifteen (15) days thereafter.
(e) All arbitration hearings shall be commenced within ninety (90) days after arbitration is initiated pursuant to the Rules, unless, upon a showing of good cause by a Party to the arbitration, the tribunal of arbitrators permits the commencement of such hearing; provided, however, that any such extension shall not be longer than sixty (60) days.
(f) All claims presented for arbitration shall be particularly identified and the Parties to the arbitration shall each prepare a statement of their position with recommended courses of action. These statements of position and recommended courses of action shall be submitted to the tribunal of arbitrators chosen as provided hereinabove for binding decision. The tribunal of arbitrators shall not be empowered to make decisions beyond the scope of the position papers.
(g) The arbitration proceeding will be governed by the substantive laws of the State of Arizona and will be conducted in accordance with such procedures as shall be fixed or such purpose by the tribunal of arbitrators, except that (a) discovery in connection with any arbitration proceeding shall be conducted in accordance with the Federal Rules of Civil Procedure and applicable case law, (b) the tribunal of arbitrators shall have the power to compel discovery, and (c) unless the Parties otherwise agree and except as may be provided in this Section 14, the arbitration shall be governed by the Federal Arbitration Act, 9 U.S. §§ 1-16, to the exclusion of any provision of Law or procedure inconsistent therewith or which would produce a different result. The Parties shall preserve their right to assert and to avail themselves of the attorney-client and attorney-work product privileges, and any other privileges to which they may be entitled pursuant to Law. No Party to the arbitration or any arbitrator may compel and require mediation and/or settlement conferences without the prior written consent of all such Parties and the tribunal of arbitrators.
(h) The tribunal of arbitrators shall make an arbitration award as soon as possible after the later of the close of evidence or the submission of final briefs, and in all cases the award shall be made not later than thirty (30) days following submission of the matter. The finding and decision of a majority of the arbitrators shall be final and shall be binding upon the Parties. Judgment upon the arbitration award or decision may be

10.26

entered in any court having jurisdiction thereof or application may be made to any such court for a judicial acceptance of the award and an order of enforcement, as the case may be. The tribunal of arbitrators shall have the authority to assess liability for pre-award and post-award interest on the claims, attorneys’ fees, expert witness fees and all other expenses of arbitration as such arbitrators shall deem appropriate based on the outcome of the claims arbitrated. Unless otherwise agreed by the Parties to the arbitration in writing, the arbitration award shall include findings of fact and conclusions of law.
(i) Notwithstanding any provision in this Section 16 to the contrary, this Section 16 shall not be construed to require arbitration of a claim or dispute brought by a person who is not a Party to this Agreement, or affect the ability of any Party to interplead or otherwise join the other Party in a proceeding brought by a person who is not a Party to this Agreement.
(j) EACH PARTY UNDERSTANDS THAT THIS AGREEMENT CONTAINS AN AGREEMENT TO ARBITRATE WITH RESPECT TO ANY DISPUTE OR NEED OF INTERPRETATION OF THIS AGREEMENT. AFTER SIGNING THIS AGREEMENT, EACH PARTY UNDERSTANDS THAT IT WILL NOT BE ABLE TO BRING A LAWSUIT GOVERNING ANY DISPUTE THAT MAY ARISE WHICH IS COVERED BY THE ARBITRATION PROVISION, EXCEPT TO COMPEL ARBITRATION OR SEEK INJUNCTIVE RELIEF. INSTEAD, EACH PARTY AGREES TO SUBMIT ANY SUCH DISPUTE TO ARBITRATION.

17.
GUARANTY. The obligations of the Buyer with respect to payments and other obligations under this Agreement will be guaranteed by Omega Holdings Company LLC, a Delaware limited liability company (“Guarantor”), pursuant to the executed Form of Guaranty attached and incorporated by reference as Exhibit B (the “Guaranty”).

18.
OTHER AGREEMENTS. As additional consideration for Seller’s covenant to supply the Minimum Volume of Product under this Agreement, Buyer agrees to comply with the terms and conditions of the Non-Compete and Non-Solicitation Agreement, and shall execute Amendment #1 to the Non-Compete and Non-Solicitation concurrently with this Agreement, attached and incorporated by reference as Exhibit B-1 (the “NDA”).

19.
NOTICE. Any Notice or Notification made pursuant to the terms and conditions of this Agreement shall be in writing and be: (a) delivered personally; (b) sent by certified mail, return receipt requested; (c) sent by a recognized overnight mail or courier service, with delivery receipt requested; or (d) sent by confirmed facsimile transmission to the following addresses; provided, that the Parties issue notices and other communications to one another solely in respect of ordinary course communications via electronic mail at such addresses as they may provide to one another from time to time:

If to Buyer:                    If to Seller:
Omega Refining Co. LLC            Thermo Fluids Inc.
211 Violet Street                8925 E. Pima Center Parkway

10.26

Unit 100                    Suite 105
Golden, CO 80409                Scottsdale AZ 85258
Attention: Richard A. Silverberg        Attn.: James Devlin
Fax: 303-679-8988

20.
ASSIGNMENT. This Agreement will inure to the benefit of and will be binding upon the Parties hereto and their respective successors and permitted assigns. This Agreement and the rights and obligations of a Party hereunder shall not be transferred or assigned, in whole or in part, without the prior written consent of the other Party, consent not to be unreasonably withheld, conditioned, or delayed, except that either Party may assign this Agreement: (a) to any affiliate, and (b) to any third party in connection with a transfer of sale of all or substantially all of its equity or assets related to this Agreement. In the event of any approved or permitted assignment by a Party of this Agreement or its rights or obligations (other than an assignment strictly for the purposes of securing financing), the assignee shall assume in writing and in a form adequate at law for such purpose, the assigning Party’s prospective obligations under this Agreement from and after such assignment. Notwithstanding any assignment by a Party, the assigning Party shall remain fully obligated under all terms of this Agreement. In the event of any assignment of this Agreement by any Party, all Parties hereto (and any of their assignees) shall continue to provide all notices required or permitted under this Agreement to the initial parties hereto unless advised to the contrary in writing by an initial Party hereto.

21.
FORCE MAJEURE. Neither Party shall be liable for damages nor have the right to terminate this Agreement for any delay or default in performing hereunder (other than delay in the payment of money due and payable hereunder) if such delay or default is caused by conditions beyond its reasonable control including but not limited to Acts of God (including fire, flood, earthquake, storm, hurricane or other natural disasters), Government restrictions (provided that such restriction is not the result of Buyer’s acts or omissions), war, invasion, act of foreign enemies, hostilities (regardless of whether war is declared), civil war, rebellion, revolution, insurrection, military or usurped power or confiscation, terrorist activities, nationalization, government sanction, blockage, embargo, labor dispute, strike, or lockout. If a party asserts Force Majeure as an excuse for failure to perform the party's obligation, then the nonperforming party must prove that the party took reasonable steps to minimize delay or damages caused by foreseeable events, that the party substantially fulfilled all non-excused obligations, and that the other party was timely notified of the likelihood or actual occurrence of an event described in this Section.

22.
INDEPENDENT CONTRACTOR. The Parties expressly understand and agree that Seller is acting and shall perform and execute the provisions of this Agreement as an independent contractor unrelated to Buyer or any affiliate of Buyer. Nothing in this Agreement is intended to create a relationship, expressed or implied, of joint venturers or partners.

10.26

23.
AUTHORIZATION. Each Party executing this Agreement represents and warrants to the other Party that it is duly authorized to execute and deliver this Agreement in the capacity and for the entity identified where signed.

24.	CONSTRUCTION OF AGREEMENT.

(a)	Headings. The headings of the Sections and subsections of this Agreement are for convenience only and will not be used in the interpretation of this Agreement.

(b)
Amendment or Waiver. This Agreement may not be amended, modified or waived except by written instrument executed by officers or duly authorized representatives of the respective Parties. The failure of either Party to insist upon strict performance of any of the covenants and conditions of this Agreement shall not be construed to be a waiver or relinquishment of such, or any other covenants or conditions, but the same shall be and remain in full force and effect.

25.
SEVERABILITY. If any provision of this Agreement or the application thereof to any Party is held invalid or unenforceable to any extent, the remainder of this Agreement and the application of that provision to the other Party is not affected thereby and that provision shall be enforced to the greatest extent permitted by law. If such provision of this Agreement is so declared invalid, the Parties shall promptly negotiate in good faith new provisions to eliminate such invalidity and to restore this Agreement as near as possible to its original intent and effect.

26.	TIME IS OF THE ESSENCE. Time is of the essence in the performance of the obligations of both Parties under this Agreement.

27.
COUNTERPARTS. This Agreement may be executed in any number of counterparts with the same effect as if all signing parties had signed the same document. The exchange of copies of this Agreement and the signature pages by facsimile transmission shall constitute effective execution and delivery of this Agreement as to the Parties and may be used in lieu of the original Agreement for all purposes. All counterparts shall be construed together and constitute the same instrument.

28.
MERGER CLAUSE; NO RELIANCE. In addition to the Guaranty (“Exhibit B”), Buyer’s NDA (“Exhibit B-1”) both with an effective date of November 1, 2010, Randy Sole’s individual NDA (Exhibit B-2”), the Purchase Agreement and Bill of Sale (“Exhibit B-3”), this Agreement and all other attached amendments and exhibits constitute the entire agreement between the Parties with respect to the subject matter hereof and supersedes any other agreements, correspondences, negotiations, proposals, promises or representations whether written or oral that may have been made or entered into between Seller and Buyer with respect to the subject matter hereof. The Parties hereto agree that with respect to the subject matter hereof, they shall not be entitled to rely upon, nor has either relied upon, any prior representations, negotiations, documents, or agreements, whether oral or written, that are not expressly contained in this Agreement or any NDAs entered into with respect to this Agreement.

10.26

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the Execution Date.

BUYER                SELLER
Omega Refining, LLC            Thermo Fluids Inc.

By: /s/ Richard A. Silverberg        By: /s/ James E. Devlin
Print Name: Richard A. Silverberg    Print Name: James E. Devlin
Title: Managing Member        Title: C.E.O.

BUYER
Bango Refining NV, LLC

By: /s/ Richard A. Silverberg
Print Name: Richard A. Silverberg
Title: Managing Member

10.26

10.26

Exhibit B: Form of Guaranty

GUARANTY

This Guaranty ("Guaranty"), dated as of November 1, 2010, is executed by Omega Holdings Company, LLC, a Delaware limited liability company ("Guarantor"), in favor of Thermo Fluids Inc., a Delaware corporation ("TFI").

RECITALS

A. Omega Refining, LLC, and Bango Refining NV, (collectively "Buyer") and TFI are parties to a Used Motor Oil Purchase Agreement of even date herewith (the " Agreement"), pursuant to which, among other things, Buyer has agreed to purchase and TFI has agreed to sell certain amounts of used motor oil and other agreements and transactions between Buyer and TFI.

B. This Guaranty is being executed and delivered as a condition and inducement to TFI's entering into the Agreement and continuing to supply Product (as defined in the Agreement) to Buyer pursuant to the Agreement.

C. Guarantor, as direct and indirect record and/or beneficial owners of Buyer, will materially benefit from the transactions contemplated by the Agreement.

AGREEMENTS

In consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, Guarantor agree as follows:

1. **Recitals; Defined Terms.** The foregoing Recitals are acknowledged by the parties as being true and correct statements of fact. Capitalized terms used but not defined in this Guaranty will have the meaning given such terms in the Agreement.

2. **Guaranty.**

2.1 **Obligations Guaranteed.** Guarantor hereby absolutely guarantees the obligations of Buyer under the Agreement. This Guaranty is an unconditional, continuing and irrevocable guarantee of payment and performance of the obligations of Buyer under the Agreement (the "Obligations"). This Guaranty will terminate and Guarantor will be released from any further liability under this Guaranty upon full and complete satisfaction of the Obligations, as provided in the Agreement and this Guaranty.

3. **Representations, Warranties and Covenants.** Guarantor represents, warrants and covenants that, subject to the express provisions of the Agreement and this Guaranty, upon Buyer's failure to pay or perform the Obligations, Guarantor will, upon demand, pay or perform, as applicable, the Obligations. Guarantor agrees, as principal obligor and not as guarantor only, to pay to TFI upon demand all costs and expenses (including reasonable attorneys' fees) incurred or expended by TFI in connection with the enforcement of this Guaranty. Guarantor further represents, warrants and covenants that they currently have, and always will have during the term of the Agreement, sufficient resources and funds to satisfy the maximum Obligations under the Agreement as modified by the Agreement, and will promptly notify TFI in the event such representation, warranty and covenant ceases at any time to be true and correct in all respects. Upon request, Guarantor agrees to provide TFI with copies of its financial records and any other records reasonably requested by TFI evidencing its ability to satisfy the maximum Obligations under the Agreement.

4. **Certain Waivers.** The obligations of Guarantor under this Guaranty will be continuing, absolute and unconditional. The obligations of Guarantor under this Guaranty are independent of the obligations of Buyer, and, subject to Section 2.2, a separate action or actions may be brought and prosecuted against Guarantor whether or not any action is brought (or non-judicial action taken) simultaneously, before or after any action against Buyer or against any other guarantor. TFI will have no obligation to proceed against any collateral securing or covering all or

15

10.26

any of the Obligations. By way of expansion and not limitation of the provisions of the preceding sentence, TFI will have no obligation to enforce any right or remedy set forth or described in the Agreement. Guarantor waives and agrees not to assert or take advantage of: (a) any right to require TFI to proceed against Buyer or any other person or entity or to proceed against or exhaust any security held by TFI at any time for the Obligations or to pursue any other remedy in TFI's power before proceeding against Guarantor; (b) any defense of any statute of limitations which may be asserted by Buyer; (c) any defense that may arise by reason of the incapacity, lack of authority, death or disability of, dissolution or termination of, involvement in any bankruptcy or reorganization proceeding, or other similar occurrence or happening of or with respect to Buyer or any successor in interest to Buyer; (d) all requirements, if any, of diligence, presentment, demand for performance, protest and any right to receive any other demands or notices, including, without limitation, any notice of any event of default under the Agreement; and (e) any provision of Colorado or other applicable law, including the common law, applicable to actions against sureties or guarantor or having the purpose or effect similar to the provisions of Arizona Revised Statutes §§ 12-1641 through 12-1646 and Arizona Rule of Civil Procedure 17(f), and any successor statutes or rules or any similar statutes or rules arising under any other applicable law.

5. **Authority to Take Actions Without Consent of Guarantor.** Guarantor authorizes TFI, without notice to or demand upon and without affecting the liability of Guarantor under this Guaranty, from time to time, to: (a) renew, compromise, extend, accelerate or otherwise change the time for payment of or otherwise change the terms of the Obligations or any part thereof; (b) take and hold or release or waive any security for the Obligations; (c) release or substitute any person or entity which is directly or indirectly liable (or whose property is directly or indirectly liable) for satisfaction of all or any portion of the Obligations, including any other guarantor of all or any portion of the Obligations; and/or (d) proceed against, and direct the order or manner of sale of, such security, if any, as TFI may determine in its sole and absolute discretion.

6. **Guarantor's Duty to Keep Informed.** Guarantor confirms to TFI that such Guarantor is, and will continue to be, fully informed and aware of the financial status and situation of Buyer and agrees that TFI has no duty to disclose to Guarantor any facts or information it may now have or may hereafter obtain about or with respect to Buyer, any other guarantor of the Obligations or any portion thereof, or any collateral for the Obligations.

7. **No Right of Subrogation.** Until and unless all of the Obligations have been fully paid and performed, Guarantor will not have any right of subrogation with respect to any indebtedness constituting any portion of the Obligations or any remedy of TFI to collect any such indebtedness, regardless of any payment directly or indirectly made by Guarantor pursuant to the provisions of this Guaranty or otherwise.

8. **Subordination of Obligations to Guarantor.** All existing and future obligations of Buyer to Guarantor are hereby subordinated and made junior and inferior to all rights of TFI to have the Obligations fully paid and performed.

9. **Amount of Indebtedness: Effect on Guaranty.** Guarantor acknowledges and agrees that the total dollar amount of the Obligations that may be owed to TFI is unknown at this time and the fact that such amount is currently unknown will not affect Guarantor's obligations under this Guaranty. No increase in the total dollar amount of the Obligations beyond any amount currently quantifiable, no other loans or financial accommodations by TFI to Buyer, and no other loans or financial accommodations by TFI to any other guarantor will in any way affect the obligations of Guarantor under this Guaranty.

10. **No Effect on Other Obligations; Rights and Remedies Cumulative.** Nothing in this Guaranty will in any way affect any other present or future direct or indirect obligations of Guarantor or Buyer to TFI. By way of expansion and not limitation of the provisions of the preceding sentence, all rights and remedies of TFI and all obligations of Buyer under the Agreement and all obligations of Guarantor under this Guaranty will be cumulative and not duplicative, and, TFI may take any actions and resort to any rights and remedies under or provided by this Guaranty, the Agreement and/or anyone or more other documents and/or instruments executed or delivered in connection with the Obligations, in such order as TFI may in its sole discretion elect, provided that TFI will have no duty or obligation to take any such actions or resort to any such rights or remedies.

11. **Guaranty Irrevocable.** This Guaranty is irrevocable.

16

10.26

12. **Binding Effect.** This Guaranty will inure to the benefit of and will be binding upon TFI and Guarantor and their respective successors and assigns.

13. **Entire Agreement; Amendment.** This writing constitutes the entire agreement of Guarantor with respect to the subject matter of this Guaranty and may not be modified, amended or terminated except by a written agreement specifically referring to this Guaranty signed by TFI and Guarantor.

14. **No Waiver.** No waiver of any breach or default under this Guaranty will be considered valid unless in writing and signed by the party giving such waiver.

15. **Applicable Law.** This Guaranty will be governed by and construed in accordance with the laws of Arizona. Guarantor hereby submits to the jurisdiction of the courts of the state of Arizona.

16. **Severability.** If any term of this Guaranty is deemed invalid or unenforceable by a court or authority of competent jurisdiction, that term will be reduced or otherwise modified by such court or authority, but only to the minimum extent necessary to make it valid and enforceable. If any term cannot be reduced or modified to make it reasonable and permit its enforcement, such term will be severed from this Guaranty and the remaining terms will be interpreted in such way as to give maximum validity and enforceability to this Guaranty.

17. **Notices.** All notices, offers, demands or other communications hereunder ("Notices") must be in writing. Notices will be deemed received on the date of delivery or, if mailed, on the date appearing on the return receipt therefor. Notices will be deemed to have been duly given if delivered or if mailed, postage prepaid and by registered or certified United States mail with return receipt requested and returned showing the date of delivery, as follows:

GUARANTOR:

Omega Holdings Company, LLC
1331 17th Street, Suite 800
Denver, CO 80202

TFI: Thermo Fluids Inc.
8925 East Pima Center Parkway, No. 105
Scottsdale, Arizona 85258

18. **Bankruptcy.** So long as any Obligations are owing to TFI, Guarantor will not, without the prior written consent of TFI, commence or cause any other person to commence, or join with any other person in commencing, any bankruptcy or insolvency proceeding against Buyer. The obligations of Guarantor under this Guaranty will not be altered, limited or affected by any proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of Buyer, or by any defense which Buyer may have by reason of any order, decree or decision of any court or administrative body resulting from any such proceeding.

19. **Claims in Bankruptcy.** Guarantor will file in any bankruptcy or other proceeding in which the filing of claims is required or permitted by law all claims which Guarantor may have against Buyer relating to any indebtedness of Buyer to Guarantor. If Guarantor does not file any such claim, TFI, as attorney-in-fact for Guarantor, is hereby authorized to do so in the name of Guarantor. The forgoing power of attorney is coupled with an interest and cannot be revoked. In all such cases, Guarantor hereby assign to TFI all of Guarantor's rights to any such payments or distributions to which Guarantor would otherwise be entitled up to the amount guaranteed under this Guaranty; provided, however, that Guarantor's obligations under this Guaranty will not be deemed satisfied except to the extent that TFI received cash by reason of any such payment or distribution. If TFI receives anything under this Guaranty other than cash, the same will be held as collateral for amounts due under this Guaranty. If at any time TFI is required to refund to Buyer any payments made by Buyer under the Agreement because such payments have been held by a bankruptcy court having jurisdiction over Buyer to constitute a preference under any bankruptcy, insolvency or similar law then in effect, or for any other reason, then in addition to Guarantor's other obligations under this Guaranty, Guarantor will reimburse TFI the aggregate amount of such refund payments up to the amount guaranteed under this Guaranty.

17

10.26

Exhibit B1

AGREEMENT

This ("Agreement"), dated as of November 1, 2010 (the "Effective Date"), is among Thermo Fluids Inc., a Delaware corporation (the "Company") and Omega Holdings Company LLC, a Delaware limited liability company ("Omega Holdings"), Omega Refining, LLC, a Delaware limited liability company, and Bango Refining NV, LLC, a Delaware limited liability company (collectively with Omega Holdings, the "Omega Group").

RECITALS

A. Concurrently with the execution and delivery of this Agreement, the Company and Omega Holdings are entering into a Used Motor Oil Buy/Sell Contract (the "Supply Agreement"), pursuant to which the Company will supply and sell, and Omega Holdings will purchase and accept, used motor oil per the minimum volume requirements set forth in the Supply Agreement.

B. The members of the Omega Group are affiliated with one another, either by common ownership or through other contractual arrangements, and will benefit greatly from the transactions contemplated by the Supply Agreement.

C. In accordance with Section 6 of the Supply Agreement, the execution and delivery of this Agreement is a condition precedent to the effectiveness of the Supply Agreement.

AGREEMENTS

1. Prohibitions Against Competition and Solicitation.

1.1 *Non-Compete Covenant.* Each member of the Omega Group agrees not to compete with the Company and its successors and assigns to the extent, and subject to the express limitations, provided in this Section 1.1.

(a) For a period ending on the first to occur of: (i) material breach by the Company under the Supply Agreement which breach remains uncured after the expiration of any applicable notice and cure rights, or (ii) termination of the Supply Agreement in accordance with its terms (the "Restricted Period"), each member of the Omega Group agrees not to provide any Services (as defined below) in the Territory (as defined below), whether for its own account or on behalf of any other person (whether as an owner, principal, director, officer, agent, employee, contractor, consultant or in any other capacity).

(b) "Services" means the collection, transportation (except as necessary or convenient for the conduct in the ordinary course of the Omega Group's refining activities), brokering, sale, marketing and distribution of the following products: used oil, reprocessed fuel oil, used oil fuel, spent antifreeze, oily water and used oil filters (the "Covered Products"). Notwithstanding the foregoing, "Services" shall not include any of the foregoing Covered Products to the extent the same are the resulting output from re-refining activities (i.e. vacuum gas oil, asphalt bottoms and other product streams generated by the activity of re-refining used oil), or sales of excess inventory that consists in whole or in part of Covered Products.

000022

10.26

(c) "Territory" means the states of Arizona, Arkansas, Colorado, Idaho, Iowa, Kansas, Louisiana, Missouri, Nebraska, Nevada, New Mexico, Oklahoma, Oregon, Texas, Utah, Washington, and Wyoming.

1.2 *Non-Solicit Covenants*. Each member of the Omega Group agrees to limit its activities relating to the customers and employees of the Company and its successors and assigns to the extent, and subject to the express limitations, provided in this Section 1.2.

(a) During the Restricted Period, no member of the Omega Group will Solicit (as defined below), for the purpose of providing Services, any of the customers of the Company.

(b) During the Restricted Period, no member of the Omega Group will Solicit employees of the Company and its successors and assigns to work for any other person or to leave their employment with the Company or its successors and assign, and no member of the Omega Group will, directly or indirectly, be involved in the recruiting and/or hiring (whether that involvement is in the nature of serving as a reference or as a decision-maker) on behalf of any person of individuals employed by the Company or its successors or assigns.

(c) "Solicit" means soliciting or otherwise contacting directly or through others, whether done in person or through telephonic, electronic, or some other means of communication, and whether done as a principal, director, officer, agent, employee, contractor or consultant of any person.

2. Remedies.

2.1 *Injunctive Relief*. The Omega Group acknowledges and agrees that a violation of any of the promises under Section 1 is likely to cause irreparable harm to the Company and its successor and assigns and justifies the grant of injunctive relief. Additionally, to provide the parties with the protections they have bargained for in Section 1 and under the Purchase Agreement, any period of time during which any member of the Omega Group has been in breach of the provisions in Section 1 will extend, by that amount of time, the time for which the entire Omega Group will be precluded from further breaching the promises made in Section 1, provided that the Company does not unreasonably delay in bringing appropriate legal action after discovery of any such breach.

2.2 *Liquidated Damages*. Each member of the Omega Group agrees that, if it breaches any of the obligations under Section 1, such member will pay to the Company as liquidated damages an amount equal to $5000.00 for each separate breach of such obligation. The payment of liquidated damages pursuant to this Section 2.2 will not prevent the Company from seeking, in addition to liquidated damages, injunctive relief pursuant to Section 2.1.

3. Temporal and Geographic Limits. If the applicable temporal or geographic limitations agreed to by the parties in Section 1 are found by a court to be overly broad, the parties expressly authorize the judge before whom any dispute is brought to impose the broadest temporal and geographic limitations permissible under the law, so as to effectuate the parties' intent and

- 2 -

608622

10.26

ensure that each party obtains the protections it sought and for which it provided material consideration in this Agreement and the Purchase Agreement.

4. Miscellaneous.

4.1 *No Other Relationship.* Nothing in this Agreement will be deemed or construed to create a joint venture, partnership, employment or agency relationship between the parties for any purpose.

4.2 *Waiver of Breach.* The waiver by any party of a breach of any provision of this Agreement will neither operate nor be construed as a waiver of any subsequent breach by any party.

4.3 *Assignment.* Except as otherwise provided in this Agreement, this Agreement will be binding upon and inure to the benefit of the parties and their respective successors and assigns. This Agreement may be assigned by the Company to any person or entity that purchases the Customer List from the Company. The members of the Omega Group may not assign or delegate any of their duties or obligations under this Agreement to any person.

4.4 *Entire Agreement, No Oral Amendments.* This Agreement constitutes the entire agreement between the Omega Group and the Company with respect to the non-compete and non-solicitation obligations described herein. This Agreement may not be modified in any respect by any verbal statement, representation or agreement made by any party or any employee, officer, or representative of such party, except by a written agreement signed by the parties.

4.5 *Severability.* If a court or arbitrator authorized by this Agreement to resolve disputes between the parties determines that any provision of this Agreement is invalid or unenforceable, the invalid or unenforceable provision will be struck from the Agreement without affecting any other provision of this Agreement. All remaining provisions of this Agreement that were not struck will be enforced according to their terms.

4.6 *Choice of Law.* The parties agree that Nevada law will govern the validity and interpretation of this Agreement. The parties further agree that the exclusive jurisdiction and venue for any disputes relating to or arising from this Agreement will be in the federal and state courts located in Maricopa County, Arizona or Washoe County, Nevada.

4.7 *Equitable Relief.* Each member of the Omega Group agrees that a breach of any term of this Agreement by such member would cause irreparable damage to the Company and its successors and assigns and that, in the event of such breach, the Company will have, in addition to any and all remedies of law, the right to any injunction, specific performance and other equitable relief to prevent or to redress the violation of this Agreement.

4.8 *Attorneys' Fees.* The Company and the Omega Group agree that, if legal action is initiated regarding this Agreement or the enforcement of its terms, the prevailing party in any such action (as determined by the court) will be entitled to recover the reasonable attorneys' fees and costs it incurs in connection with such dispute or in enforcing this Agreement.

- 3 -

608622

10.26

Exhibit D: Insurance

I. BUYER AND SELLER REQUIREMENTS

Seller (and any of Seller's contractors, suppliers, agents or employees) and Buyer (and any of Buyer's contractors, suppliers, agents or employees) will each procure and maintain, at their respective sole cost and expense, policies of insurance with the minimum amounts outlined below or such other coverages and amounts as are acceptable to the other Party. Evidence of such insurance must be provided in the form of an Accord Certificate of Insurance or such other form as may be reasonably acceptable to both Parties. All insurance companies must have a financial rating from A.M, Best & Company of A VII or better.

A. COMMERCIAL GENERAL LIABILITY

- Limit per Occurrence (Bodily Injury & Property Damage Combined Single Limit) — $1,000,000
- General Aggregate — $2,000,000
- Products & Completed Operations Aggregate — $1,000,000
- Personal & Advertising Injury — $1,000,000

Policy extensions and/or modifications

(1) When permitted, Occurrence Insuring Agreement
(2) Sudden & Accidental Pollution arising out of Products and Completed Operations
(3) Broad Form Property Damage coverage
(4) Full Contractual Liability coverage
(5) No exclusions as respects X, C or U (Explosion, Collapse and Underground).
(6) 30 days Notice of Cancellation or Material Change in Coverage (10 days Non-Payment of Premium)
(7) Policy territory limited to North America
(8) Policies must provide coverage for all independent contractors
(9) Buyers shall be named as additional insured on a primary and non-contributory basis on Buyer's General Liability Policy
(10) Seller shall be named as an additional insured on a primary and non-contributory basis on Buyer's General Liability Policy
(11) Policies shall include a waiver of subrogation

B. AUTOMOBILE LIABILITY

- Limit per Accident (Bodily Injury & Property Damage Combined Single Limit) — $1,000,000

Policy Extensions and/or Modifications

(1) Coverage for all Owned, Hired and Non-Owned Vehicles.
(2) 30 Days Notice of Cancellation or Material Change in Coverage (10 days Non-Payment of Premium)

10.26

C. WORKER'S COMPENSATION

• Worker's Compensation	Statutory State of Hire Benefits
• Employer's Liability	$1,000,000 Each Accident
	$1,000,000 Disease-Each Employee
	$1,000,000 Disease-Policy Limit

Policy Extensions and/or Modifications

(1) 30 Days Notice of Cancellation or Material Change in Coverage (10 days Non-Payment of Premium)
(2) Insurance must be in accordance with Arizona, Louisiana and Nevada Law and provide by an Admitted Carrier
(3) Policies shall include a waiver of subrogation

D. UMBRELLA / EXCESS LIABILITY

- Limit per Occurrence $5,000,000
  (Bodily Injury & Property Damage Combined Single Limit)
- Annual Aggregate $5,000,000

Policy Extensions and/or Modifications

(1) When permitted, Occurrence Insuring Agreement
(2) Sudden & Accidental Pollution arising out of Products and Completed Operations
(3) Broad Form Property Damage coverage
(4) Full Contractual Liability coverage
(5) No exclusions as respects X, C or U (Explosion, Collapse and Underground)
(6) 30 Days Notice of Cancellation or Material Change in Coverage (10 days Non-Payment of Premium)

E. ANY OTHER INSURANCE REQUIRED AND AGREED TO BY BOTH PARTIES.

II. INSURANCE AND INDEMNIFICATION

It is expressly understood that the insurance provisions of this Agreement, including the minimum required limits outlined above, are intended to assure that certain minimum standards of insurance protection are afforded by each Party and the specifications in this Agreement of any amount will be construed to support but not in any way limit the amount or scope of liabilities and indemnify obligations (express or implied) of each Party. The minimum limits required in this Agreement for any particular type of insurance may be satisfied by a combination of the specific type of insurance and umbrella or excess liability insurance. Each Party shall be responsible for all deductibles applicable to the minimum required coverage required of such Party in this Agreement.

10.26

10.26

4.9 *Cash Payment*. In consideration for the covenants set forth in this Agreement, concurrent with the execution and delivery of the Supply Agreement Omega will pay to the Company the sum of $50,000.00 in immediately available funds.

Executed to be effective as of the Effective Date.

OMEGA HOLDINGS COMPANY LLC, a Delaware limited liability company

By James P. Gregory
Its Vice-President

OMEGA REFINING, LLC, a Delaware limited liability company

By James P. Gregory
Its Vice-President

BANGO REFINING NV, LLC, a Delaware limited liability company

By James P. Gregory
Its President

THERMO FLUIDS INC., a Delaware corporation

By Jos. E. Deulin
Its Chief Executive Officer

- 4 -

009022

10.26

SCHEDULE OF EXEMPT EXISTING SUPPLIERS
Mesa Oil, Inc.

10.26